Exhibit 10.14

SHARE PURCHASE AGREEMENT

dated as of June 25, 2021

by and among

ATLIS MOTOR VEHICLES, INC.

GEM GLOBAL YIELD LLC SCS

and

GEM YIELD BAHAMAS LIMITED

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Warrant
Exhibit C	Form of Company Closing Certificate
Exhibit D	Form of Company Compliance Certificate
Exhibit E	Form of Draw Down Notice
Exhibit F	Form of Closing Notice

SHARE PURCHASE AGREEMENT

June 25, 2021

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the date first above written by and among ATLIS MOTOR VEHICLES, INC., a Delaware corporation and having a principal place of business at 1828 N Higley Rd, Ste 116, Mesa, Arizona 85205, U.S.A. (the “Company”); GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (the “Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL,” and together with the Company and Purchaser, the “Parties”).

RECITALS

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to the Purchaser, and the Purchaser may purchase from the Company up to the Aggregate Limit of the Company’s Shares (as defined below);

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506 of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in the Shares to be made hereunder; and

WHEREAS, the Parties are concurrently entering into a Registration Rights Agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register the resale of the Shares by the Purchaser, upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Definitions.

(a)       “Adjustment Date” shall have the meaning assigned to such term in Section 4.12(b).

(b)       “Affiliate” means with respect to a party to this Agreement (i) any company of which over fifty percent (50%) of its issued and voting share capital is owned or controlled, directly or indirectly, by said party, or (ii) any company which owns or controls, directly or indirectly, over fifty percent (50%) of the issued and voting share capital of such party, or (iii) any company owned or controlled, directly or indirectly, to the extent of over fifty percent (50%) or more of the issued and voting share capital, by any of the foregoing.

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(c)       “Aggregate Limit” shall have the meaning assigned to such term in Section 2.01 hereof.

(d)       “Bylaws” shall have the meaning assigned to such term in Section 3.01(c) hereof.

(e)       “Certificate” shall have the meaning assigned to such term in Section 3.01(c) hereof.

(f)       “Change of Control” shall mean (i) the acquisition by any Person of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-issued and outstanding equity of the Company; (ii) the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction, whether or not the Company is the surviving corporation, other than a transaction which would result in the voting equity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the voting equity shares of the Company or such surviving entity immediately after such transaction; or (iii) the sale, transfer or disposition of all or substantially all of the business and assets of the Company to any Person.

(g)       “Closing” shall have the meaning assigned to such term in Section 2.04 hereof.

(h)       “Code” means the United States Internal Revenue Code of 1986, as amended.

(i)        “Commission” shall mean the Securities and Exchange Commission or any successor entity.

(j)       “Commission Documents” shall mean, as of a particular date, all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and shall include all information contained in such filings and all filings incorporated by reference therein.

(k)       “Commitment Fee” shall have the meaning assigned to such term in Section 4.12(a).

(l)        “Common Shares” means, without limitation, the common stock or other ordinary or common shares of the Company.

(m)       “Current Report” shall have the meaning assigned to such term in Section 2.03.

(n)       “Current Trading Price” shall have the meaning assigned to such term in Section 4.12(b).

(o)       “Daily Closing Price” shall mean the closing bid price of the Shares, as recorded by the Principal Market, on a particular day.

(p)       “Draw Down” means the transactions contemplated under Section 6.01 of this Agreement.

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(q)       “Draw Down Amount” means the actual amount of proceeds to be paid by the Purchaser in connection with a Draw Down.

(r)       “Draw Down Amount Requested” shall mean the amount of Shares requested by the Company in its Draw Down Notice as provided in Section 6.01(h) hereof.

(s)       “Draw Down Exercise Date” shall have the meaning assigned to such term in Section 6.01(h) hereof.

(t)       “Draw Down Limit” shall have the meaning assigned to such term in Section 6.01(a) hereof.

(u)       “Draw Down Notice” shall mean a notice sent by the Company to exercise a Draw Down as provided in Section 6.01(h) hereof.

(v)       “Draw Down Pricing Period” shall mean a period of 30 consecutive Trading Days commencing with the first Trading Day designated in each Draw Down Notice.

(w)       “Effective Date” shall mean the date of the execution and delivery this Agreement.

(x)       “Environmental Laws” shall have the meaning assigned to such term in Section 3.01(r) hereof.

(y)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(z)       “First Trading Day” shall mean the first day on which the Shares trade on the Principal Market.

(aa)     “GAAP” shall mean generally accepted accounting principles in the United States of America as consistently applied by the Company.

(bb)     “Indebtedness” shall have the meaning assigned to such term in Section 3.01(k) hereof. hereof.

(cc)     “Investment Period” shall have the meaning assigned to such term in Section 7.01

(dd)     “Knowledge” means the actual knowledge of the Company’s Chief Executive Officer and Chief Financial Officer, after reasonable inquiry of all officers, directors and employees of the Company who could reasonably be expected to have knowledge or information with respect to the matter in question.

(ee)    “Lien” means with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, option, adverse claim, restriction on title or transfer, encroachments, occupancy rights, or other encumbrance of any kind or character in respect of such property or asset, and any agreement to create any of the foregoing.

(ff)    “Losses” shall have the meaning assigned to such term in Section 8.01(a) hereof.

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(gg)    “Material Adverse Effect” shall mean (i) any effect on the business, operations, properties, condition (financial or otherwise) or prospects of the Company that is material and adverse to the Company and its subsidiaries, taken as a whole, or (ii) any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(hh)    “Material Agreements” shall have the meaning assigned to such term in Section 3.01(r) hereof

(ii)       “Parties” shall have the meaning assigned to such term in the preamble.

(jj)       “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(kk)    “Plan” shall have the meaning assigned to such term in Section 3.01(x) hereof.

(ll)       “Principal Market” shall mean any U.S. national securities exchange on which the Shares are traded or any other exchange platform in the world on which the Shares are traded, including, but not limited to, the London Stock Exchange, the Berlin Stock Exchange, the Frankfurt Stock Exchange, the SIX Swiss Exchange or the Stock Exchange of Hong Kong.

(mm)   “Private Transaction” shall have the meaning assigned to such term in Section 4.13.

(nn)    “Prospectus” means the prospectus in the form included in the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(oo)    “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(pp)    “Public Company Date” means the date that the Company becomes subject to the reporting requirements of the Exchange Act.

(qq)    “Public Listing” shall mean the public listing of the Shares for trading on the Principal Market or the consummation of a Reverse Merger Transaction, whichever is earlier.

(rr)    “Public Listing Date” means the date on which the Public Listing occurs.

(ss)    “Purchase Price” shall have the meaning assigned to such term in Section 6.01(a) hereof.

(tt)    “Registration Statement” shall mean the registration statement on Form S-1 or S-3 under the Securities Act, or other relevant registration statement, to be filed by the Company with the Commission with respect to the registration of the Shares to be issued under the Draw Downs, pursuant to the Registration Rights Agreement.

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(uu)    “Reverse Merger Transaction” means a reverse merger or similar transaction between the Company and a special purpose acquisition company whose securities are publicly listed on the Principal Market.

(vv)     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

(ww)   “Settlement Date” shall have the meaning assigned to such term in Section 6.01(d) hereof.

(xx)       “Shares” shall mean, collectively, all of the Common Shares of the Company issuable to the Purchaser upon exercise of any Draw Down and upon exercise of the Warrant.

(yy)    “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

(zz)      “Successor Company” shall mean (i) any company the common equity shares of which are traded on the Principal Market with which the Company merges, including without limitation, the resulting or successor company in a Reverse Merger Transaction, and (ii) any successor or similar entity of the Company (whether by merger, consolidation or otherwise) or any subsidiary or Affiliate of, or other similar entity related to, the Company or any subsidiary or Affiliate thereof, in each case, formed for the purpose of facilitating, or in connection with, a Public Listing.

(aaa)   “Threshold Price” is the lowest price at which the Company may sell Shares during a Draw Down Pricing Period, as set forth in each Draw Down Notice.

(bbb)  “Trading Day” shall mean a trading day on the Principal Market.

(ccc)   “Transaction Documents” shall mean this Agreement, the Registration Rights Agreement, the Warrant and each other agreement or undertaking executed or delivered to the Purchaser by the Company pursuant hereto or thereto.

(ddd)  “Warrant” shall have the meaning assigned to such term in Section 4.12(b).

(eee)   “Warrant Shares” shall have the meaning assigned to such term in the Warrant.

ARTICLE II

PURCHASE AND SALE OF SHARES

Section 2.01     Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company during the Investment Period (as defined in Section 7.01) up to the number of duly authorized, validly issued, fully paid and non-assessable Common Shares having an aggregate value of U.S. $300,000,000 (the “Aggregate Limit”). Purchases and sales of Shares of the Company hereunder shall be made by the delivery to the Purchaser of Draw Down Notices as provided in ARTICLE VI hereof. The aggregate dollar amount of all Draw Down Amounts pursuant to the terms and conditions of this Agreement shall not exceed the Aggregate Limit.

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Section 2.02     The Shares. The Company has or will have authorized and has or will have reserved, and covenants to continue to so reserve once reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued Common Shares to cover the Shares to be issued in connection with all Draw Downs requested under this Agreement, and to be issued in connection with the exercise of the Warrant, prior to the issuance to the Purchaser of such Shares under this Agreement.

Section 2.03     Required Filings. If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, as soon as practicable, but in any event not later than 5:30 p.m. (New York City time) on the fourth Trading Day immediately following the Public Company Date, the Company shall file with the Commission a report on Form 8-K (or comparable disclosure) relating to the transactions contemplated by, and describing the material terms and conditions of the Transaction Documents and attaching copies of this Agreement and the Registration Rights Agreement (including all exhibits thereto, the “Current Report”); provided that the obligation to file the Current Report shall not be applicable if this Agreement and the Registration Rights Agreement were previously filed with the Commission. The Company shall provide the Purchaser a reasonable opportunity to comment on a draft of such Current Report, give due consideration to such comments, and not file the Current Report to the extent the Purchaser reasonably objects to the form or content thereof. Not later than 15 calendar days following the Effective Date, the Company shall file a Form D with respect to the securities hereunder in accordance with Regulation D and shall provide a copy thereof to the Purchaser promptly after such filing. The Company shall prepare and file the Registration Statement (including the Prospectus) covering the resale by the Purchaser of the registrable securities with the Commission in accordance with the provisions of the Securities Act and the Registration Rights Agreement. The Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to the Registration Statement no later than 8:30 a.m. (New York City time) on the first Draw Down Exercise Date. If the transactions contemplated by any Draw Down are material to the Company (individually or collectively with all other prior Draw Downs, the consummation of which have not previously been reported in any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act or in any report, statement or other document filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), in each case as reasonably determined by the Company or the Purchaser, then, on the first Trading Day immediately following the last Trading Day of the Draw Down Pricing Period with respect to such Draw Down, the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to the applicable Draw Down(s), disclosing the total Draw Down Amount Requested pursuant to such Draw Down(s), the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Purchaser pursuant to such Draw Down(s), the total purchase price for the Shares subject to such Draw Down(s), the applicable discount price(s) for such Shares and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all Draw Down(s) consummated during the relevant fiscal quarter and fiscal year, as applicable, and include each such report in a Prospectus Supplement and file such Prospectus Supplement with the Commission under Rule 424(b) under the Securities Act.

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Section 2.04     Effective Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon the delivery of counterpart signature pages of this Agreement, the Warrant and the Registration Rights Agreement executed by each of the parties hereto and thereto, and the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in ARTICLE V on the Effective Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares in respect of each Draw Down. The issuance and sale of Shares to the Purchaser pursuant to any Draw Down shall occur on the applicable Settlement Date in accordance with Section 6.01(d); provided that all of the conditions precedent thereto set forth in ARTICLE IV theretofore shall have been fulfilled on or prior to such Settlement Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01    Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser and GYBL as of the Effective Date, as of each Draw Down Exercise Date and as of each Settlement Date, except where the representation is expressly made only as of the Effective Date:

(a)       Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. All Subsidiaries are duly formed, validly existing and in good standing under the laws of their respective jurisdictions of formation and have the requisite corporate power and authority to own, lease and operate their respective properties and assets and to conduct their respective business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

(b)       Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and each other Transaction Document and to issue and sell the Shares in accordance with the terms hereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Purchaser hereunder, the execution, delivery and performance of this Agreement and each other Transaction Document by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 2.02, no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement and each other Transaction Document has been duly executed and delivered by the Company. This Agreement and each other Transaction Document constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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(c)       Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding are or as of such date will be set forth in the Commission Documents. All of the Shares will be, and the outstanding Common Shares have been, duly and validly authorized, and are fully paid and non-assessable. Except as are or as of such date will be set forth in the Commission Documents, no holders of Shares or Common Shares are entitled to preemptive rights or registration rights, and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as are or will be set forth in the Commission Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of capital stock of the Company. The offer and sale of all shares of capital stock, convertible securities, rights, warrants, or options of the Company complied in all material respects with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto. Except as is or will be set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the Effective Date (the “Certificate”) and bylaws as in effect on the Effective Date (the “Bylaws”).

(d)       Issuance of Shares. The Shares to be issued under this Agreement and the Warrant have been or will be (prior to issuance to the Purchaser or GYBL hereunder) duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Shares.

(e)       No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company’s Certificate or Bylaws, (ii) conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and each other Transaction Document, or issue and sell the Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission or the Principal Market subsequent to the Effective Date, including the Registration Statement and any registration statement, amendment, prospectus or prospectus supplement which may be filed pursuant hereto); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations, warranties and agreements of the Purchaser herein.

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(f)       Commission Documents, Financial Statements. If and during the period that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company has timely filed all Commission Documents (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and the other Transaction Documents. As of their respective filing dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to them, and, as of their respective dates, the Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)       No Material Adverse Effect. No Material Adverse Effect has occurred or exists with respect to the Company.

(h)       No Undisclosed Liabilities. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents other than liabilities incurred in the ordinary course of business since the date of such Commission Documents which, individually and in the aggregate, are not material to the Company’s business.

(i)       No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

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(j)       Indebtedness. Except for Indebtedness outstanding under the Payment Protection Program (“PPP”), which the Company expects will be forgiven in accordance with the terms of the PPP, the Company has no outstanding Indebtedness. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $1,000,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness, except as set forth on Schedule 3.01(j) attached hereto. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code, or other similar federal or state or other applicable bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any such bankruptcy law or law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

(k)       Title to Assets. The Company has good, valid and marketable title to all of its real and personal property reflected in the Commission Documents, free of any Liens. All said real property leases of the Company are valid and subsisting and in full force and effect in all material respects.

(l)       Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets, or involving any officers or directors of the Company or any Subsidiary, including, without limitation, any securities class action lawsuit or stockholder derivative lawsuit related to the Company. No judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency.

(m)       Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances in all material respects. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing.

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(n)       Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(o)       Disclosure. Neither this Agreement (including the Schedules hereto) nor any other Transaction Document nor the Commission Documents or any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement and the other Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading. The Company confirms that neither it, nor any other Person acting on its behalf, has provided the Purchaser or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company, other than the existence of the transactions contemplated by the Transaction Documents, except pursuant to a confidentiality and non-disclosure agreement.

(p)       Operation of Business. The Company owns or controls all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations of the Company, and all rights with respect to the foregoing, which are reasonably necessary for the conduct of its business as now conducted without, to the Company’s Knowledge, any conflict with the rights of others. The Company possesses such permits, licenses, approvals, consents and other authorizations (including licenses, accreditation and other similar documentation or approvals of any local health departments) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it (collectively, “Governmental Licenses”). The Company is in compliance with the terms and conditions of all such Governmental Licenses, except as otherwise disclosed in the Commission Documents. All of the Governmental Licenses are valid and in full force and effect, except as otherwise disclosed in the Commission Documents. Except as set forth in the Commission Documents, the Company has not received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(q)       Environmental Compliance. The Company has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other Person, that are required under any Environmental Laws. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. To the Company’s Knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the Effective Date or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including, without limitation, underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

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(r)       Material Agreements. The Company is not a party to any material written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement (collectively, “Material Agreements”) that has not been furnished or disclosed to the Purchaser or filed in the Commission Documents. The Company has in all material respects performed all of the obligations required to be performed by it to date under the Material Agreements, has received no notice of default by the Company thereunder and, to the best of the Company’s Knowledge, is not in default under any Material Agreement now in effect.

(s)       Transactions with Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $120,000 between (a) the Company, on the one hand, and (b) any Person who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the Commission Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company to, and the Company is not otherwise a creditor of or debtor to, any beneficial owner of more than five percent (5%) of the outstanding Common Shares, or any director, employee or Affiliate of the Company, other than (i) reimbursement for reasonable expenses incurred on behalf of the Company or (ii) as part of the normal and customary terms of such person’s employment or service as a director with the Company.

(t)       Securities Act. The Company has complied and will comply in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. The Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission (or becomes effective pursuant to Section 8 of the Securities Act), on each Draw Down Exercise Date and on each Settlement Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Effective Date, when taken together, on its date, on each Draw Down Exercise Date and on each Settlement Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein. Each Commission Document

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(other than the Registration Statement, the Prospectus or any Prospectus Supplement) to be filed with or furnished to the Commission after the Effective Date and incorporated by reference in the Registration Statement, the Prospectus or any Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to the Purchaser true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Effective Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. The Company has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the related prospectus or other materials, if any, permitted by the Securities Act.

(u)       Employees. The Company does not have any collective bargaining arrangements or other agreements covering any of its employees. No officer, consultant or key employee of the Company has terminated or, to the Knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company.

(v)       Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company for general corporate purposes and other working capital needs of the Company.

(w)       Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as set forth in the Prospectus and the Prospectus Supplement shall not be required to be registered as, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(x)       ERISA. No liability has been incurred with respect to any Plan by the Company. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA has occurred with respect to any Plan, and the execution and delivery of this Agreement and the issuance and sale of the securities hereunder shall not result in any of the foregoing events. Each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualifications. As used in this Section 3.01(x), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

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(y)       Taxes. The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the Company’s Knowledge, proposed against it. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a “passive foreign investment company” as defined in Section 1297 of the Code.

(z)       Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(aa) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, and so long as any of the securities are held by the Purchaser, shall not become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(bb) Exemption from Registration; Valid Issuances. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the offer and sale of the Shares in accordance with the terms and conditions of this Agreement and the Transaction Documents is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D; provided, however, that at the request of and with the express agreement of the Purchaser and in accordance with applicable law, the Shares will be delivered to the Purchaser via book entry through the Depository Trust Company and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions. Neither the offer and sale of the Shares pursuant to, nor the Company’s performance of its obligations under, the Transaction Documents to which it is a party shall (i) result in the creation or imposition of any Liens upon the Shares, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire Common Shares or other securities of the Company.

(cc) No General Solicitation or Advertising. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

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(dd) No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Commission and the Principal Market. None of the Company, nor its Affiliates, nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the securities under the Securities Act or cause the offering of any of the Shares to be integrated with other offerings.

(ee) Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Shares, or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares. Neither the Company nor any of its officers, directors or Affiliates will, during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will, during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

(ff) Foreign Corrupt Practices Act. None of the Company, any Subsidiary or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company has conducted its business in compliance with the FCPA.

(gg) Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, to the Knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or threatened.

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(hh)    OFAC. None of the Company or, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii)       Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder, and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereunder and thereunder is merely incidental to the Purchaser’s purchase of the Shares.

Section 3.02    Representatives and Warranties of the Purchaser. The Purchaser and GYBL hereby make the following representations and warranties to the Company as of the Effective Date and as of the date of each Draw Down Notice and as of each Settlement Date:

(a)       Organization and Standing of the Purchaser and GYBL. The Purchaser is a “société en commandite simple” duly formed, validly existing and in good standing under the laws of Luxembourg. GYBL is a limited company duly formed, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

(b)       Authorization and Power. Each of the Purchaser and GYBL has the requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by Purchaser and by GYBL and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser and GYBL, and the Board of Directors or stockholders of either of them is required. This Agreement and each other Transaction Document to which the Purchaser or GYBL is a party has been duly executed and delivered by each of the Purchaser and GYBL. This Agreement and each other Transaction Document to which the Purchaser or GYBL is a party constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser or GYBL, enforceable against the Purchaser or GYBL, respectively, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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(c)       No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Purchaser or GYBL is a party, and the consummation by the Purchaser and GYBL of the transactions contemplated hereby and thereby or relating hereto or thereto, do not and will not (i) result in a violation of such Purchaser’s or GYBL’s charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser or GYBL is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser or GYBL under any agreement or any commitment to which the Purchaser or GYBL is party or by which the Purchaser or GYBL is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or GYBL or any of their respective properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser or GYBL to enter into and perform its obligations under this Agreement or any other Transaction Document to which the Purchaser or GYBL is a party in any material respect. Neither the Purchaser nor GYBL is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which the Purchaser is a party or to purchase the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, each of the Purchaser and GYBL is assuming and relying upon the accuracy of the representations, warranties and agreements of the Company herein.

(d)       Accredited Investor. Each of the Purchaser and GYBL is an institutional “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(e)       Financial Risks. Each of the Purchaser and GYBL acknowledges that it is able to bear the financial risks associated with an investment in the Shares. Each of the Purchaser and GYBL is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters, and each of the Purchaser and GYBL is capable of bearing the entire loss of its investment in the Shares.

(f)       Information. The Purchaser and GYBL and their respective advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser or GYBL. The Purchaser and GYBL and their respective advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser and GYBL have sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser and GYBL understand that they (and not the Company) shall be responsible for their own respective tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement and the other Transaction Documents to which the Purchaser or GYBL is a party

(g)       No-Broker Dealer. Purchaser represents, warrants and agrees that it is buying the Shares for investment purposes and not for distribution. It is not registered as a broker-dealer with the Commission and is not required to be registered as a broker-dealer by virtue of the trader exception to the definition of dealer under the Exchange Act.

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ARTICLE IV

COVENANTS

The Company covenants with the Purchaser and GYBL, and the Purchaser and GYBL together covenant with the Company, as follows, which covenants of one party are for the benefit of the other party.

Section 4.01    Securities Compliance. The Company shall notify the Commission and the Principal Market, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement and each other Transaction Document, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser and GYBL. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify any subsequent resale of the Shares by the Purchaser and GYBL, in each case, under applicable securities or “Blue Sky” laws of the states of the United States of America in such states as is reasonably requested by the Purchaser or GYBL from time to time, and shall provide evidence of any such action so taken to the Purchaser.

Section 4.02    Registration and Listing. During the Investment Period, the Company will take all action necessary to cause the Shares to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act and take all action necessary to maintain compliance with such reporting and filing obligations, and will not take any action or file any document (whether or not permitted by the Securities Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. During the Investment Period, the Company will take all action necessary to effect the listing or trading of its Common Shares and the listing of the Shares purchased by Purchaser hereunder on the Principal Market or any relevant market or system, if applicable, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market or any relevant market or system.

Section 4.03    Registration Rights Agreement. The Company, the Purchaser and GYBL shall enter into the Registration Rights Agreement with respect to the Shares, dated the Effective Date, in the form of Exhibit A attached hereto.

Section 4.04     Compliance with Laws.

(a)       The Company shall comply with all applicable laws, rules, regulations and orders applicable to the business and operations of the Company and with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations of the Principal Market (including, without limitation, Rule 415(a)(4) under the Securities Act).

(b)       During the Investment Period, the Purchaser and GYBL shall comply in all material respects with all applicable laws, rules, regulations and orders in connection with this Agreement and each other Transaction Document and the transactions contemplated hereby and thereby. Without limiting the foregoing, during the Investment Period, the Purchaser and GYBL shall comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b- 5 and Regulation M under the Exchange Act, where applicable.

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Section 4.05    Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 4.06    Limitations on Holdings and Issuances. Notwithstanding anything in this Agreement, at no time while the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may the Company issue, and at no time shall the Purchaser be obligated to purchase, any Shares which would result in the Purchaser beneficially owning, directly or indirectly, at the time of such proposed issuance, more than 9.99% of the number of Common Shares issued and outstanding as of the date of such proposed issuance; provided, however, that upon the Purchaser providing the Company with sixty-one (61) days’ notice (pursuant to Section 9.04 hereof) (the “Waiver Notice”) that the Purchaser would like to waive this Section 4.06 with regard to any or all Shares issuable pursuant to this Agreement, this Section 4.06 will be of no force or effect with regard to all or a portion of the Shares referenced in the Waiver Notice until the date that the Purchaser notifies the Company (pursuant to Section 9.04 hereof) that the Purchaser revokes the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the expiration of the Investment Period, the Purchaser may waive this Section 4.06 by providing a Waiver Notice at any time during such sixty-one (61) day period.

Section 4.07    Registration Statement. The Company shall cause the Registration Statement to be filed and seek that it be declared effective pursuant to the Registration Rights Agreement. The Registration Statement shall register with the Commission the Shares to be issued under the Draw Downs and the Warrant Shares. The Purchaser shall not be obligated to accept a Draw Down request from the Company unless the Registration Statement is then effective and the Prospectus included in the Registration Statement is then current and in compliance with all applicable rules of the Commission and the Principal Market.

Section 4.08    Other Agreements and Other Financings. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right to perform of the Company or any Subsidiary under this Agreement or any other Transaction Document.

(a)       The Company shall not enter into any agreement, the principal purpose of which is to secure an “equity line” similar to the financing provided for under this Agreement during the Investment Period.

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(b)       The Company shall provide prompt notice to the Purchaser of any Alternate Transaction. For all purposes of this Agreement, an “Alternate Transaction” shall mean (w) the issuance of Common Shares for a purchase price less than, or the issuance of securities convertible into or exchangeable for Common Shares at an exercise or conversion price (as the case may be) less than, the then-current market price of the Common Shares, respectively (including, without limitation, pursuant to any “equity line” or other financing that is substantially similar to the financing provided for under this Agreement, or pursuant to any other transaction in which the purchase, conversion or exchange price for such Common Shares is determined using a floating discount or other post-issuance adjustable discount to the then-current market price), in each case, after all fees, discounts, warrant value and commissions associated with the transaction; (x) an “at- the-market” offering of Common Shares or securities convertible into or exchangeable for Common Shares pursuant to Rule 415(a)(4) under the Securities Act; (y) the implementation by the Company of any mechanism in respect of any securities convertible into or exchangeable for Common Shares for the rest of the purchase price of the Common Shares to below the then-current market price of the Common Shares, respectively (including, without limitation, any anti-dilution or similar adjustment provisions in respect of any Company securities, but specifically excluding customary anti-dilution adjustments for stock splits, dividends, combinations, recapitalizations, reclassifications and similar events); or (z) the issuance of options, warrants or similar rights of subscription or the issuance of convertible equity or debt securities (other than employee incentive stock options issued in the ordinary course of business).

Section 4.09    Stop Orders. During the Investment Period, the Company shall use its best efforts to maintain the continuous effectiveness of the Registration Statement under the Securities Act. The Company will advise the Purchaser and GYBL promptly and, if requested by the Purchaser or GYBL, will confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any related prospectus or for additional information; (ii) of the Company’s receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement (as then amended or supplemented) in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

Section 4.10     Selling Restrictions; Volume Limitations.

(a)       The Purchaser covenants that during the Investment Period neither the Purchaser nor any of its Affiliates nor any entity managed by the Purchaser will, directly or indirectly, sell any securities of the Company except the Common Shares that it owns or has the right to purchase pursuant to the provisions of a Draw Down Notice. During the Investment Period, neither the Purchaser nor any of its Affiliates nor any entity managed by the Purchaser will enter into a short position with respect to Common Shares of the Company, including in any account of the Purchaser or in any account directly or indirectly managed by the Purchaser or any Affiliate of the Purchaser or any entity managed by the Purchaser. During the Investment Period, the Purchaser shall not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any Common Shares, or any securities convertible into, or exchangeable for, or warrants to purchase, any Common Shares, respectively, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Shares, except for such sales permitted by the preceding two sentences. In addition, during the Investment Period and on a daily Trading Day basis, the Purchaser agrees to restrict the volume of sales of Shares by the Purchaser, its Affiliates and any entity managed by the Purchaser to no more than 1/30th of the Shares purchased pursuant to any Draw Down Notice.

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(b)       During the Investment Period, in connection with any sale of the Company’s securities, the Purchaser and GYBL shall comply in all material respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Regulation M and Rule 10b-5 under the Exchange Act, where applicable.

Section 4.11     Non-Public Information. From the Investment Period and until the later of (i) the term of the Agreement and (ii) such time as Purchaser or GYBL no longer hold any Shares, none of the Company, nor any of its directors, officers or agents shall disclose any material non-public information about the Company to the Purchaser or GYBL.

Section 4.12     Commitment Fee; Warrant.

(a)       The Company shall tender to GYBL, as a commitment fee, an amount equal to 2% of the Aggregate Limit (the “Commitment Fee”), deliverable as set forth below. The Commitment Fee due upon each Draw Down may be paid in cash from the proceeds of such Draw Down or in freely tradeable Common Shares of the Company valued at the Daily Closing Price at the time of such Draw Down, at the option of the Company. The amount of the Commitment Fee due in each such installment shall be the product obtained by multiplying (i) the total amount of the Commitment Fee by (ii) the quotient derived by dividing (y) the value of Shares purchased pursuant to the applicable Draw Down by (z) the Aggregate Limit. To the extent that any amount of the Commitment Fee remains unpaid to GYBL following the date that is the one-year anniversary of the First Trading Day, the remaining amount shall become immediately due. For the avoidance of doubt, (1) the Commitment Fee shall be payable by the Company irrespective of whether any Draw Down Notices have been delivered by the Company in accordance herewith, and (2) no Commitment Fee shall be payable in the event that the Company does not achieve a Public Listing.

(b)       On the Effective Date, the Company shall make and execute a warrant granting GYBL the right to purchase Shares, a copy of which is attached hereto as Exhibit B (the “Warrant”) having an expiration date that is the third anniversary of the First Trading Day, granting GYBL the right to purchase, upon the terms set forth more fully therein, up to the number of Common Shares that is equal to 4.2% of the total number of the Common Shares outstanding immediately after the completion of the Public Listing (including any Common Shares issued pursuant to an over-allotment option), calculated on a fully diluted basis, at a strike price per Share equal to the closing bid price for such Common Shares on the Public Listing Date. On the first anniversary following the Public Listing Date (the “Adjustment Date”), if all or any portion of the Warrants remain unexercised and the average closing bid price of the Common Shares for the 10 Trading Days following the Adjustment Date (the “Current Trading Price”) is less than 90% of the then- current exercise price of the Warrants, the exercise price of such remaining Warrants shall adjust to 105% of the Current Trading Price.

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(c)       Notwithstanding anything to the contrary stated herein, if the Purchaser determines in its reasonable discretion that the issuance of the Warrant could result in the Warrant Shares or any Shares issued to the Purchaser pursuant to a Draw Down hereunder not to be freely transferable under applicable securities Laws or otherwise adversely effects the Purchaser’s ability to sell the Warrant Shares or such Shares issued pursuant to a Draw Down, then the Parties shall structure an alternative issuance and sale of Common Shares to the Purchaser that are economically equivalent to the exercise of the Warrant in full.

Section 4.13     Private Transaction Fee. In the event that the Company does not complete an initial public offering or Reverse Merger Transaction, for any reason, but instead completes a transaction, including but not limited to a merger, acquisition, sale, share exchange, or any other private business combination which results or would result in a Change of Control of the Company (a “Private Transaction”), then the Company shall pay GYBL at or prior to the closing of such Private Transaction 1% of the total consideration received by the Company, its stockholders and management in such Private Transaction, in lieu of the Warrant.

Section 4.14     DWAC Eligibility. The Company shall use its reasonable best efforts to cause the Shares and its transfer agent to be, at the time of each Draw Down, eligible to participate in the DWAC system (“DWAC Eligible”).

Section 4.15     Reservation of Shares. The Company will have available, and shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued Common Shares to enable the Company to timely effect the issuance, sale and delivery in full to the Purchaser of all the Shares to be issued and delivered under this Agreement, in any case prior to the issuance to the Purchaser of such Common Shares. The number of Common Shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of Shares actually delivered pursuant to this Agreement.

Section 4.16     Amendments to the Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic reports required to be filed pursuant to the Exchange Act, the Company shall not file with the Commission any amendment to the Registration Statement that relates to the Purchaser, the Transaction Documents or the transactions contemplated thereby, or file with the Commission any Prospectus Supplement that relates to the Purchaser, the Transaction Documents or the transactions contemplated thereby with respect to which (a) the Purchaser shall not previously have been advised, (b) the Company shall not have given due consideration to any comments thereon received from the Purchaser or its counsel, or (c) the Purchaser shall reasonably object after being so advised, unless it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly so inform the Purchaser, the Purchaser shall be provided with a reasonable opportunity to review and comment upon any disclosure relating to the Purchaser and the Company shall expeditiously furnish to the Purchaser an electronic copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Purchaser, the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered in connection with any sales of registrable securities by the Purchaser, the Company shall not file any Prospectus Supplement without delivering or making available a copy of such Prospectus Supplement to the Purchaser promptly. Upon receipt of an amendment to the Registration Statement or Prospectus Supplement from the Company or its counsel, the Purchaser shall promptly review such document and provide comments to the Company or its counsel regarding such document, if any, within a reasonable period of time.

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ARTICLE V

CLOSING CERTIFICATE; CONDITIONS TO THE SALE AND PURCHASE OF THE SHARES; OPINON AND COMFORT LETTERS

Section 5.01     Closing Certificate. In connection with the execution and delivery of this Agreement, the Purchaser shall receive a certificate from the Company, dated the Effective Date, in the form of Exhibit C hereto.

Section 5.02     Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Shares to the Purchaser under any Draw Down Notice is subject to the satisfaction or waiver of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)       Accuracy of the Purchaser’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, the representations and warranties of the Purchaser in this Agreement and each other Transaction Document shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and each Settlement Date as though made at that time.

(b)       Registration Statement. The Company shall have the necessary amount of Common Shares available to be registered pursuant to the Registration Rights Agreement. The Company shall take all reasonable steps to have the Registration Statement declared effective by the Commission. The Registration Statement for the Shares covered in the Draw Down shall have been declared effective by the Commission. There shall be no stop order suspending effectiveness of the Registration Statement.

(c)       Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and each other Transaction Document to be performed, satisfied or complied with by the Purchaser at or prior to each Draw Down Exercise Date and each Settlement Date, as applicable.

(d)       No Injunction. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents.

(e)       No Suspension, Etc. Trading in the Shares shall not have been suspended by the Commission or Principal Market, and, at any time prior to each Draw Down Exercise Date and applicable Settlement Date, none of the events described in clauses (i), (ii) and (iii) of Section 4.09 hereof shall have occurred, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by

U.S. federal or state authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

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(f)       No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement and the other Transaction Documents, or seeking damages in connection with such transactions.

Section 5.03    Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date and each Settlement Date of each of the conditions set forth below. The conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)       Accuracy of the Company’s Representations and Warranties. Except for representations and warranties that are expressly made as of a particular date, each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and as of each Settlement Date, as though made at that time.

(b)       Registration Statement. The listing or trading of the Common Shares on a Principal Market shall be effected and the Company shall have the necessary amount of the Shares registered pursuant to the Registration Statement. The Registration Statement shall be effective, and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of the Prospectus contained in the Registration Statement shall have been issued, and no proceedings for any of those purposes shall have been instituted or be pending or, to the Company’s Knowledge, contemplated.

(c)       No Suspension. Trading in the Shares shall not have been suspended by the Commission or Principal Market, and, at any time prior to such Draw Down Exercise Date, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by U.S. federal or state authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to issue the Shares.

(d)       Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and each other Transaction Document to be performed, satisfied or complied with by the Company at or prior to each Draw Down Exercise Date and each Settlement Date and shall have delivered the Compliance Certificate substantially in the form attached hereto as Exhibit D. Without limiting the foregoing, the Company shall have paid the applicable portion of the Commitment Fee when due pursuant to Section 4.12(a).

(e)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents.

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(f)       No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or Affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement and the other Transaction Documents, or seeking damages in connection with such transactions.

(g)       Aggregate Limit. The issuance and sale of the Shares issuable pursuant to such Draw Down Notice will not violate Section 6.02 hereof.

(h)       Shares Authorized. The Shares issuable pursuant to such Draw Down Notice will have been duly authorized by all necessary corporate action of the Company.

(i)       Information. Prior to each Settlement Date and from time to time as reasonably requested by the Purchaser upon reasonable notice, the Company shall make available for inspection and review by the Purchaser, its advisors and representatives, and any underwriter participating in any disposition of the Shares on behalf of the Purchaser pursuant to the Registration Statement, during normal business hours of the Company, any amendment, prospectus or prospectus supplement thereto, or any “Blue Sky,” Financial Industry Regulatory Authority (FINRA) or other filing, all financial and other records, all documents and filings with the Commission, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review. In addition, the Company shall cause its officers, directors and employees to supply all such information reasonably requested by the Purchaser or any such representative, advisor or underwriter and to respond to all questions and other inquiries reasonably made or submitted by any such individuals or entities. Notwithstanding the foregoing, the Company shall not be required to provide any trade secret or similar information, any information covered by attorney-client privilege or classified as attorney work product, or, while it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, any material, non-public information.

(j)       Opinion of Counsel and 10b-5 Statement. Subsequent to the effective date of the Registration Statement and prior to the first Draw Down under this Agreement, the Purchaser shall have received an opinion of counsel and 10b-5 statement to the Company in a form reasonably acceptable to the Purchaser’s counsel.

(k)       Comfort Letters. Subsequent to the effective date of the Registration Statement and prior to the first Draw Down under this Agreement, the Purchaser shall have received letters from the Company’s independent auditors, dated the respective dates of delivery thereof and addressed to the Purchaser and any underwriter, in form and substance reasonably satisfactory to the Purchaser, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Prospectus, and any Prospectus Supplement.

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ARTICLE VI

DRAW DOWN TERMS

Section 6.01    Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, and subject to Section 6.02 below, the Parties agree (unless otherwise mutually agreed upon by the Parties in writing) as follows:

(a)       The Company may, in its sole discretion, issue a Draw Down Notice (as defined in Section 6.01(h) hereof) for a specified Draw Down Amount Requested. Subject to Section 6.01(g) below, the Purchaser shall pay a per-Share amount equal to 90% of the applicable Daily Closing Price during the Draw Down Pricing Period (the “Purchase Price”). Subject to Section 4.06 hereof, the Draw Down Amount Requested shall not exceed four hundred percent (400%) (the “Draw Down Limit”) of the average daily trading volume for the 30 Trading Days immediately preceding the Draw Down Exercise Date.

(b)       Prior to commencement of the Draw Down Pricing Period, the Company shall deliver the Shares to be purchased in such Draw Down to the Purchaser. If Shares delivered to the Purchaser prior to commencement of the Draw Down Pricing Period are delivered in certificated form and not DWAC Eligible, then the Draw Down Pricing Period shall not begin until the Shares are cleared by an appointed clearing agent.

(c)       Only one Draw Down shall be allowed in each Draw Down Pricing Period.

(d)       Each Draw Down shall be settled on the first Trading Day after the end of each Draw Down Pricing Period (the “Settlement Date”).

(e)       At the end of each Draw Down Pricing Period, the Purchaser’s total Draw Down commitment under this Agreement shall be reduced by the total Draw Down Amount for such Draw Down Pricing Period.

(f)       Each Draw Down will automatically expire immediately after the last Trading Day of each Draw Down Pricing Period.

(g)       Each Draw Down Notice shall set forth the Threshold Price set by the Company for such Draw Down. If the Daily Closing Price on a given Trading Day in the Draw Down Pricing Period, multiplied by 9/10, is less than the Threshold Price, then the total Draw Down Amount Requested will be reduced by 1/30th, and, unless otherwise agreed by the Parties, no Shares will be purchased or sold with respect to such Trading Day and the Daily Closing Price on such Trading Day shall be excluded from the calculation of the Purchase Price.

(h)       As a condition to the exercise of any Draw Down, the Company must (i) provide a notice to the Purchaser of the Company’s exercise of any Draw Down via email before commencement of trading on the first Trading Day of the Draw Down Pricing Period covered by such notice (the “Draw Down Notice”), substantially in the form attached hereto as Exhibit E, and (ii) pursuant to Section 6.01(b), deliver the Shares to the Purchaser or its designees via DWAC, if the Company is approved for DWAC in an amount equal to the Draw Down Amount Requested (which amount shall be adjusted in the event that the amount accepted by the Purchaser pursuant to Section 6.01(a) hereof is different than the Draw Down Amount Requested). The date the Company delivers the Draw Down Notice and the Shares in accordance with this Section 6.01(h) shall be a “Draw Down Exercise Date.” The Draw Down Notice shall specify the Draw Down Amount Requested, set the Threshold Price for such Draw Down and designate the first Trading Day of the Draw Down Pricing Period that the Company wishes to grant to the Purchaser during the Draw Down Pricing Period.

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(i)       On each Settlement Date, the Purchaser shall (i) provide the Company a closing notice in the form of Exhibit F attached hereto; (ii) make payment for the Shares acquired pursuant to this Agreement to the Company’s designated account by wire transfer of immediately available funds, provided that the Shares were received by the Purchaser in accordance with Section 6.01(b) hereof; and (iii) return to the Company any Shares delivered to the Purchaser in connection with the applicable Draw Down Notice pursuant to Section 6.01(b) that have not been purchased by Purchaser pursuant to the terms hereof, it being understood that Purchaser shall have the ability to sell any purchased Shares at any time following their deposit pursuant to Section 6.01(b).

Section 6.02    Aggregate Limit. Notwithstanding anything to the contrary herein, in no event may the Company issue a Draw Down Notice to the extent that the sale of Shares pursuant thereto and pursuant to all prior Draw Down Notices issued pursuant to Section 6.01 would cause the Company to sell or the Purchaser to purchase an aggregate number of Shares exceeding the Aggregate Limit. If the Company issues a Draw Down Notice that otherwise would permit the Purchaser to purchase a number of Shares which would cause the aggregate purchases by Purchaser hereunder to exceed the Aggregate Limit, such Draw Down Notice shall be void ab initio to the extent by which number of Shares issuable pursuant to such Draw Down Notice, together with the number of Shares purchased by the Purchaser pursuant hereto, would exceed the Aggregate Limit.

ARTICLE VII

TERMINATION

Section 7.01     Term, Termination by Mutual Consent. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) thirty-six (36) consecutive months from the Public Listing Date (the “Investment Period”); (ii) thirty-six (36) months from the Effective Date (as may be extended for the duration of the Investment Period if the Public Listing Date falls within such three (3) year period), and (iii) the date the Purchaser shall have purchased the Aggregate Limit. This Agreement may be terminated by Company upon 90 days advance written notice to GYBL for any reason, provided that the entire Commitment Fee shall be due and payable in cash by the Company to GYBL by wire transfer of immediately available funds prior and as a condition to any such termination. This Agreement may be terminated immediately at any time by mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent; provided, however, that this Agreement shall not terminate until the Company has delivered to the Purchaser the number of Shares required to be delivered hereunder in accordance with the terms hereof, if any.

Section 7.02     Effect of Termination. In the event of termination by the Company or the Purchaser, the transactions contemplated by this Agreement shall be terminated without further action by either party, it being understood that the Warrant and Registration Rights Agreement shall not terminate and shall continue to survive in accordance with their respective terms. If this Agreement is terminated as provided in Section 7.01 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 9.09 hereof.

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ARTICLE VIII

INDEMNIFICATION

Section 8.01     General Indemnity.

(a)       Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and each Person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Purchaser and each such controlling Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) (collectively, “Losses,” and each, a “Loss”) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to the Shares being sold to the Purchaser (including any prospectus relating thereto), or any amendment or supplement to it, (ii) the omission or alleged omission to state in the Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) breach of representation, warranty or covenant of the Company contained in this Agreement or any other Transaction Document, including a failure to deliver the Shares to the Purchaser by the deadline set forth in herein, whether or not such Losses are a result of a claim by a third party. Pursuant to Section 8.02 hereof, the Company will reimburse the Purchaser and each such controlling Person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or such controlling Person in investigating, defending against, or preparing to defend against any such Loss.

(b)       Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any Losses that arise out of or are based upon (i) an untrue statement, alleged untrue statement, omission or alleged omission, included in the Registration Statement in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, or (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, whether or not such Losses are as a result of a claim by a third party. Pursuant to Section 8.02 hereof, the Purchaser will reimburse the Company and each such director, officer or controlling Person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other Person in investigating, defending against, or preparing to defend against any such Loss.

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Section 8.02     Indemnification Procedures. Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under Section 8.01, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under Section 8.01, except to the extent it has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding, the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding, the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in Section 8.01, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party, and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action. If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in Section 8.01 as to which it is entitled to indemnification thereunder, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of such loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of the Shares which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of such Shares, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

ARTICLE IX

MISCELLANEOUS

Section 9.01    Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that the Company shall pay, on the Effective Date, all reasonable and documented attorneys’ fees and expenses incurred by the Purchaser up to $50,000 (less amounts paid by the Company to the Purchaser’s counsel prior to the date hereof in respect of this Agreement) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents. In addition, the Company shall pay all reasonable attorneys’ fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or any other Transaction Document. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto or the Warrant.

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Section 9.02     Specific Enforcement, Consent to Jurisdiction.

(a)       The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any other Transaction Document were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions from any court of competent jurisdiction or arbitral authority to prevent or cure breaches of the provisions of this Agreement or any other Transaction Document by the other party and to enforce specifically the terms and provisions hereof; such right is in addition to any other remedy to which either party may be entitled by law or equity, without the necessity of posting a bond or other security or the burden of proving actual damages.

(b)       All disputes, controversies or claims between the Parties arising out of or in connection with this agreement (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the Rules of Arbitration of the American Arbitration Association and its affiliate, the International Center for Dispute Resolution, in New York City. The arbitration tribunal shall be composed of one arbitrator. The arbitration will take place in New York City, New York, and shall be conducted in the English language. The arbitration award shall be final and binding on the Parties.

Section 9.03     Entire Agreement; Amendment. This Agreement and the other Transaction Documents represent the entire agreement of the Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth herein. No provision of this Agreement may be amended other than by a written instrument signed by both Parties.

Section 9.04    Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing, delivered by electronic mail to the address designated below, and shall be effective on the date that the email is received. However, if the time of deemed receipt of any notice is not before 5:30 p.m. local time on a business day at the address of the recipient it is deemed to have been received at the commencement of business on the next business day. The address for such communications shall be:

If to the Company:	Atlis Motor Vehicles, Inc. Attn: Mark Hanchett Email: mark@atlismotorvehicles.com

If to GYBL:	GEM Yield Bahamas Ltd. Attn: Christopher F. Brown, Manager Email: cbrown@gemny.com

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With a copy (which shall not constitute notice):	Gibson, Dunn & Crutcher LLP Attn: Boris Dolgonos Email: bdolgonos@gibsondunn.com

If to the Purchaser:	GEM Global Yield LLC SCS Attn: Christopher F. Brown, Manager Email: cbrown@gemny.com

With a copy (which shall not constitute notice):	Gibson, Dunn & Crutcher LLP Attn: Boris Dolgonos Email: bdolgonos@gibsondunn.com

Either party hereto may from time to time change its address for notices by giving at least 10 days’ advance written notice of such changed address to the other party hereto.

Section 9.05     Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement or any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No provision of this Agreement or any other Transaction Document may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.

Section 9.06     Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.07    Successors and Assigns. Neither party may assign this Agreement or any other Transaction Document to any Person without the prior consent of the other party; provided that without the consent of the other, (i) the Company may assign its rights and obligations under this Agreement and other Transaction Documents to the Successor Company; (ii) the Purchaser may assign its rights and obligations under this Agreement or any other Transaction Document to an Affiliate of the Purchaser. In the event of (a) a Reverse Merger Transaction or (b) any other transaction (including by way of merger, consolidation or otherwise), including the formation of any successor or other similar entity by the Company or an Affiliate thereof to facilitate, or in connection with, a Public Listing, this Agreement and each other Transaction Document (including the Warrant) shall be automatically assigned to the Successor Company, and the Parties agree that the terms of this Agreement and such other Transaction Document shall be construed to give effect to such assignment, including, without limitation, that: (w) the term “Company” shall be construed as “Successor Company”; (x) the term “Shares” shall be construed as the common shares of the Successor Company, (y) the term “First Trading Day” shall be construed as the first trading day following consummation of the Reverse Merger Transaction (in the case of clause (a) above); and

(z) the term “Public Listing” shall be construed as the date of the Reverse Merger Transaction (in the cause of clause (a) above). This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

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Section 9.08     Governing Law; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law.

(b)       EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 9.09     Survival. The representations and warranties of the Company and the Purchaser contained in ARTICLE III and the covenants contained in ARTICLE IV shall survive the execution and delivery hereof until the termination of this Agreement, and the agreements and covenants set forth in ARTICLE VIII of this Agreement shall survive the execution and delivery hereof. The provisions of ARTICLE VIII (Indemnification) shall remain in full force and effect indefinitely notwithstanding any termination of this Agreement or other Transaction Document.

Section 9.10    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other Parties hereto, it being understood that all Parties need not sign the same counterpart.

Section 9.11     Publicity. Without the prior written consent of the Purchaser, which shall not unreasonably be withheld, delayed or conditioned, the Company may not issue a press release or otherwise make a public statement or announcement with respect to this Agreement and the other Transaction Documents or the transactions contemplated hereby or thereby or the existence of this Agreement or any other Transaction Document (including, without limitation, by filing a copy thereof with the Commission). In the event that the Company is required by applicable law, rules or regulations (include Principal Market rules or regulations) to issue a press release or otherwise make a public statement or announcement with respect to any of such matters, the Company shall use its commercially reasonable efforts to consult with the Purchaser on the form and substance of such press release or other disclosure.

Section 9.12     Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.13     Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and each other Transaction Document. Each Party hereby expressly agrees that, in the event that any action or determination of the Commission or other regulatory or governmental authority, or the refusal or failure of any other governmental approval, would or does prohibit or otherwise materially interfere with the ability of the Parties to effect the transactions contemplated by this Agreement in the manner contemplated by and described in it, each such Party shall use its good-faith best efforts to resolve and cure such condition, including, without limitation, by amending this Agreement to the extent necessary therefor.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

ATLIS MOTOR VEHICLES, INC.

By: /s/ Mark Hanchett
Name: Mark Hanchett
Title: Chief Executive Officer, Founder

GEM GLOBAL YIELD LLC SCS

By: /s/ Christopher F. Brown
Name: Christopher F. Brown
Title: Manager

GEM YIELD BAHAMAS LTD.
By: /s/ Christopher F. Brown
Name: Christopher F. Brown
Title: Director

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EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached.]

REGISTRATION RIGHTS AGREEMENT

June 25, 2021

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of the date first above written, by and among ATLIS MOTOR VEHICLES, INC., a Delaware corporation and having a principal place of business at 1828 N Higley Rd, Ste 116, Mesa, Arizona 85205, U.S.A. (the “Company”), GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL,” and together with Purchaser, the “Parties”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

RECITALS

WHEREAS, the Company has offered GYBL the right to place with Purchaser up to U.S.

$300,000,000 worth of Shares; and

WHEREAS, the Parties have agreed, upon the terms and subject to the conditions of that certain Share Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”) to the purchase and sale of such Shares and, to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Purchaser hereby agree as follows:

1.	Definitions.

As used in this Agreement, the following terms shall have the following meanings:

(a)       “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(b)       “Effective Date” means the date that the Registration Statement has been declared effective by the Commission or that it went effective pursuant to Section 8 of the Securities Act.

(c)       “Effectiveness Deadline” means with respect to the Registration Statement, the earlier of (A) the 45th calendar day after the date on which such Registration Statement is filed with the Commission (provided that in the event that the Commission provides comments to the Registration Statement, then the Company shall promptly inform the Investor thereof and shall resolve such comments as soon as possible, in consultation with the Investor and Legal Counsel) and (B) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed or will not be subject to further review, unless the Company is advised by the Commission that it will not accept an acceleration request for such Registration Statement but that it would not prevent such Registration Statement from becoming effective pursuant to Section 8 of the Securities Act, in which case the 25th calendar day after the Company is advised by the Commission that it will not accept an acceleration request for such Registration Statement but that it would not prevent such Registration Statement from becoming effective pursuant to Section 8 of the Securities Act.

(d)       “Filing Deadline” means with respect to the Registration Statement, the 30th (thirtieth) calendar day after the Public Listing Date.

(e)       “Investor” means the Purchaser, GYBL, and any transferee or assignee thereof to which either of Purchaser or GYBL assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(f)       “Legal Counsel” means legal counsel designated by Investor to review and oversee the Registration Statement and all New Registration Statements on Investors’ behalf.

(g)       “Person” means any person or entity including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(h)       “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “Commission”).

(i)       “Registrable Securities” mean all of (i) the Shares which have been, or which may from time to time be, issued or issuable to the Investor pursuant to the Purchase Agreement; (ii) the Shares which have been, or which may from time to time be, issued or issuable pursuant to the Warrant; or (iii) any securities issued or issuable upon any share split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided that the Shares, as applicable, shall cease to be Registrable Securities upon the earlier to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); or (B) becoming eligible for sale without restriction under Rule 144.

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(j)       “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of

Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time (including pursuant to Rule 462(b) under the Securities Act), including all documents filed as part thereof or incorporated by reference therein.

(k)       “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(l)       “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

2.	Registration.

(a)       Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission an initial Registration Statement on Form S-1 or S-3, or such other form or forms as may be reasonably acceptable to the Investor and Legal Counsel, covering the resale by the Investor of Registrable Securities. The Registration Statement shall register with the Commission for resale all of the Registrable Securities. The Investor and Legal Counsel shall have a reasonable opportunity to review and comment upon such Registration Statement or amendment to such Registration Statement and any related prospectus prior to its filing with the Commission. The Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to have the Registration Statement or amendment declared effective by the Commission prior to the Effectiveness Deadline. Subject to Allowable Grace Periods (as defined herein below), the Company shall use reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for sales of all of the Registrable Securities at all times until the date as of which the Investor no longer owns any Registrable Securities (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding anything to the contrary stated herein, in addition to any other remedies available at law or equity or as set forth herein, in the Purchase Agreement or otherwise, if (i) the Company shall have failed to file the Registration Statement by the Filing Deadline or (ii) the Registration Statement is not declared effective by the Effectiveness Deadline, in each case, for any reason or no reason, then the Company shall pay to Purchaser or its designee an amount equal to $10,000 for each day following the Filing Deadline or Effectiveness Deadline, as applicable, until the Registration Statement has been filed with the Commission or the Registration Statement has been declared effective, as applicable.

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(b)       Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the Commission, pursuant to Rule 424 promulgated under the Securities Act, the prospectus, amendments and prospectus supplements, if any, to be used in connection with offers and sales of the Registrable Securities under the Registration Statement. The Investor and Legal Counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the Commission. The Investor shall use its reasonable best efforts to comment upon such prospectus within two Trading Days from the date the Investor receives the proposed final version of such prospectus.

(c)       Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall file one or more additional Registration Statements (each a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as practicable, but in any case not later than twenty (20) Trading Days after the necessity therefor arises. The Company shall use it reasonable best efforts to cause each such New Registration Statement to become effective as soon as practicable following the filing thereof.

(d)       Piggyback Registrations. Without limiting any of the Company’s obligations hereunder or under the Purchase Agreement, if there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-8 (as promulgated under the Securities Act) or its equivalent relating to equity securities to be issued solely in connection with equity securities issuable in connection with the Company’s option or other employee benefit plans), then the Company shall deliver to the Investor a written notice of such determination and, if within five days after the date of the delivery of such notice, the Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the offer and sale of which the Investor requests to be registered.

(e)       No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or 2(c) without the prior written consent of the Investor.

(f)       Offering. If the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) (or as otherwise may be acceptable to the Investor), or if after the filing of the initial Registration Statement with the Commission pursuant to Section 2(a), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent of the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom, which consent shall not be unreasonably withheld, delayed, denied, or conditioned) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices) (or as otherwise may be acceptable to the Investor), the Company shall not request acceleration of the Effective Date of such Registration Statement and, in its sole and absolute discretion, may take such steps as may be required for such Registration Statement to become effective pursuant to Section 8 of the Securities Act. If not, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the Commission has made a final and non-appealable determination that the Commission will not permit such Registration Statement to be so utilized (unless prior to such time the Company and the Investor have received assurances from the Staff or the Commission reasonably acceptable to Legal Counsel that a new Registration Statement filed by the Company with the Commission promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file additional Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor.

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3.       Related Obligations. With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)       The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to any registration statement and any prospectus and prospectus supplement used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

(b)       The Company shall permit the Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two Trading Days prior to their filing with the Commission, and not file any document in a form to which Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Trading Days from the date the Investor receives the final version thereof. The Company shall furnish to the Investor, without charge, any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

(c)        Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the Commission, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; (ii) upon the effectiveness of any registration statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request); and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the Commission’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

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(d)       The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests; (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period; (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(e)       As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by email on the same day of such effectiveness); (ii) of any request by the Commission for amendments or supplements to any registration statement or related prospectus or related information; and (iii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate.

(f)       The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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(g)       The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange; or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

(h)       Upon the Investor’s written request, the Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Investor may reasonably request and registered in such names as the Investor may request.

(i)       The Company shall at all times provide a transfer agent and registrar with respect to its Common Shares.

(j)       If reasonably requested by the Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

(k)       The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l)       Within three Trading Days after any registration statement which includes the Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such registration statement has been declared effective by the Commission in the form attached hereto as Exhibit A. Thereafter, if requested by the Purchaser at any time, the Company shall require its counsel to deliver to the Purchaser a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Purchaser for sale of all of the Registrable Securities.

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(m)       The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any registration statement, including participating in customary due diligence sessions with underwriters of the Registrable Securities (in the case of an underwritten offering) and engaging counsel and independent auditors to provide customary legal opinions (including disclosure letters) and comfort letters, respectively.

(n)       Notwithstanding anything to the contrary herein (but subject to the last sentence of this Section 3(n)), at any time after the Effective Date of a particular Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its Subsidiaries the disclosure of which at the time is not, in the good-faith opinion of the board of directors of the Company, in the best interest of the Company, nor, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, however, that the Company shall promptly, but in no event later than 9:30 a.m. (New York City time) on the second Trading Day immediately prior to the commencement of any Grace Period (except for such case where it is impossible to provide such two-Trading Day advance notice, in which case the Company shall provide such notice as soon as possible), notify the Investor in writing of the (i) existence of material, non-public information giving rise to a Grace Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to the Investor) and the date on which such Grace Period will begin and (ii) date on which such Grace Period ends; provided, further, that (I) no Grace Period shall exceed 20 consecutive Trading Days, and during any 365-day period, all such Grace Periods shall not exceed an aggregate of 60 Trading Days; provided, further, that the Company shall not register any securities for the account of itself or any other shareholder during any such Grace Period, (II) the first day of any Grace Period must be at least three Trading Days (or such shorter period as may be agreed by the Parties) after the last day of any prior Grace Period and (III) no Grace Period may exist during (A) the first 10 consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) the five-Trading Day period following each Settlement Date (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, such Grace Period shall begin on and include the date set forth in the notice referred to in clause (i) above, provided that such notice is received by the Investor not later than 9:30 a.m. (New York City time) on the second Trading Day immediately prior to such commencement date (except for such case where it is impossible to provide such two-Trading Day advance notice, in which case the Company shall provide such notice as soon as possible) and shall end on and include the later of the date the Investor receives the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 3(j) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of each Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary contained in this Section 3(n), the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

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4.	Obligations of the Investor.

(a)       At least five Business Days prior to the first anticipated filing date of each Registration Statement, the Company shall notify the Investor in writing of the information the Company reasonably requires from the Investor in connection with any registration statement hereunder. The Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)       The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c)       The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of Section 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of Section 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver Common Shares without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which the Investor has not yet settled.

5.	Expenses and Fees.

(a)       All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, FINRA filing fees (if any) and fees and disbursements of counsel for the Company, if any, shall be paid by the Company.

(b)       The Company shall pay the fees and expenses of the Legal Counsel in connection with the review and overseeing the Registration Statement and all New Registration Statements on Investors’ behalf, subject to a maximum fee of $20,000 per Registration Statement and any New Registration Statement.

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6.	Indemnification.

(a)       To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, shareholders, partners, employees, agents, advisors, representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, contingencies, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, whether or not arising from a claim by a third party (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the any prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or in any prospectus supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section (a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

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(b)       In connection with the Registration Statement or any New Registration Statement, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Investor furnished to the Company by the Investor expressly for use in connection with such registration statement; and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

(c)       Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6 deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d)       The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)       The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.       Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.	Reports and Disclosures under the Securities Acts.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees, at the Company’s sole expense, to:

(a)       make and keep public information available, as those terms are understood and defined in Rule 144;

(b)       file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

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(c)       furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and/ or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration (for the avoidance of doubt, any filing available to the Investor via the Commission’s live EDGAR system shall be deemed “furnished to the Investor” hereunder); and

(d)       take such additional action as is requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be requested from time to time by the Investor and otherwise reasonably cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that Investor shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of a preliminary or permanent injunction, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions. Investor agrees that the Rule 144 rights under this Agreement are subject to the delivery by the Investor of a bona fide fair market offer for a licensing or funding opportunity pursuant to the Purchase Agreement.

9.       Assignment of Registration Rights. None of the Parties may assign this Agreement or any other Transaction Document to any Person without the prior consent of the others; provided that without the consent of the other, (i) the Company may assign its rights and obligations under this Agreement and other Transaction Documents to the Successor Company;

(ii) the Purchaser may assign its rights and obligations under this agreement to an Affiliate of the Purchaser. In the event of a Reverse Merger Transaction, the Company’s rights and obligations under this Agreement shall be automatically assigned to the Successor Company, and the Parties agree that the terms of this Agreement shall be construed to give effect to such assignment.

10.       Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the mutual written consent of the Company and the Investor. Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof.

11.       Miscellaneous.

(a)       A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

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(b)       Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when delivered by electronic mail, return receipt requested, properly addressed to the Party to receive the same. The addresses for such communications shall be:

If to the Company:	Atlis Motor Vehicles, Inc. Attn: Mark Hanchett Email: mark@atlismotorvehicles.com

If to GYBL:	GEM Yield Bahamas Ltd. Attn: Cristopher F. Brown, Director Email: cbrown@gemny.com

With a copy (which shall not constitute notice):	Gibson, Dunn & Crutcher LLP Attn: Boris Dolgonos Email: bdolgonos@gibsondunn.com

If to the Purchaser:	GEM Global Yield LLC SCS Attn: Christopher F. Brown, Manager Email: cbrown@gemny.com

With a copy (which shall not constitute notice):	Gibson, Dunn & Crutcher LLP Attn: Boris Dolgonos Email: bdolgonos@gibsondunn.com or at such other address and/or email address and/or to the attention of such other person as the recipient Party has specified by written notice given to each other Party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) mechanically or electronically generated by the sender’s computer or email service containing the time, date, recipient email address and text of such transmission shall be rebuttable evidence of personal service or receipt.

(c)       Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)       This Agreement shall be governed by the internal laws of the State of New York, without giving effect to the choice of law provisions except Section 5-1401 of the New York General Obligations Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(e)       All disputes, controversies or claims between the Parties arising out of or in connection with this Agreement (including its existence, validity or termination) which cannot be amicably resolved shall be finally resolved and settled under the Rules of Arbitration of the American Arbitration Association and its affiliate the International Center for Dispute Resolution in New York City. The arbitration tribunal shall be composed of one arbitrator. The arbitration will take place in New York City, New York, and shall be conducted in the English language. The arbitration award shall be final and binding on the Parties.

(f)       This Agreement and the Purchase Agreement constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof and thereof.

(g)       Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the Parties hereto.

(h)       The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)       This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a Party, may be delivered to the other Party hereto by email in a “pdf” format data file of a copy of this Agreement bearing the signature of the Party so delivering this Agreement.

(j)       Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)       The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

ATLIS MOTOR VEHICLES, INC.

By:
Name:
Title:

PURCHASER:

GEM GLOBAL YIELD LLC SCS

By:
Name: Christopher F. Brown
Title: Manager

GEM YIELD BAHAMAS LIMITED

By:
Name: Christopher F. Brown
Title: Director

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[TRANSFER AGENT]

Attn:

Re: Atlis Motor Vehicles, Inc.

Ladies and Gentlemen:

We are counsel to Atlis Motor Vehicles, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain private placement of shares (the “Offering”), pursuant to which the Company issued to GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg (the “Investor”)                                    shares of common stock (the “Shares”).

Pursuant to the Offering, the Company also has entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                                   , the Company filed a Registration Statement on Form                  (File No. 333-                                  ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names the Investor as a selling shareholder thereunder.

In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by                                  that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission. Thus, the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

By:
Name:
Title:

cc: Investor

EXHIBIT B

FORM OF WARRANT

[See attached.]

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

ATLIS MOTOR VEHICLES, INC.

Expires: September 27, 2025

Date of Issuance: August 18, 2023	No. of Shares: 340,374 shares of Class A common stock

FOR VALUE RECEIVED, the undersigned, Nxu, Inc. f/k/a/ Atlis Motor Vehicles, Inc., a Delaware corporation and having a principal place of business at 1828 N Higley Rd, Ste 116, Mesa, Arizona 85205, U.S.A. (together with its successors and assigns, the “Issuer” and the “Company”), hereby certifies that GEM Yield Bahamas Limited (“GEM”) or its assigns is entitled to subscribe for and purchase, during the Term (as hereinafter defined), in accordance with the terms of this Warrant, up to 340,374 shares of Class A common stock, at an exercise price per Share of $82.12, the closing bid price of the Common Shares on the September 27, 2022 (the “Public Listing Date”); provided, that, on September 27, 2023 (the “Adjustment Date”), if all or any portion of this Warrant remains unexercised and the average closing price of the Common Shares for the 10 Trading Days following the Adjustment Date is less than 90% of the then current exercise price of this Warrant (the “Baseline Price”), then the exercise price of this Warrant shall be adjusted to 105% of the Baseline Price. Capitalized terms used in this Warrant shall have the respective meanings specified in Section 8 hereof, and capitalized terms used but not defined in this Warrant have the meanings given them in the Purchase Agreement. This Warrant is issued in accordance with, and subject to, the terms and conditions of the Purchase Agreement.

1.       Term. The Holder may exercise this Warrant for a period which commenced on September 27, 2022, and shall expire at 6:00 p.m., Eastern Time, on September 27, 2025 (such period being the “Term”).

2.       Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)       Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term.

(b)       Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto, duly executed at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised, payable at such Holder’s election (i) by certified or official bank check or by wire transfer to an account designated by the Issuer, (ii) by “cashless exercise” in accordance with the provisions Section 2(c) below, or

(iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant.

(c)	Cashless Exercise.

(i)       Notwithstanding any provisions herein to the contrary, if the Per Share Market Value of one Common Share is greater than the Warrant Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of Common Shares equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed notice of exercise, in which event the Issuer shall issue to the Holder a number of Common Shares computed using the following formula:

	X = Y	- (A)(Y)
B

Where	X =	the number of Common Shares to be issued to the Holder.

	Y =	the number of Common Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Warrant Price.

	B =	the Per Share Market Value of one Common Share.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(d)       Issuance of Share Certificates. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the Warrant Shares so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding five Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect or that the Warrant Shares are otherwise exempt from registration), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the Warrant Shares so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Issuer or its transfer agent shall be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC only if such exercise is in connection with a sale or other exemption from registration by which the shares may be issued without a restrictive legend and the Issuer and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification reasonably acceptable to the Issuer undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. This Warrant shall be exercisable, either in its entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is submitted in connection with any partial exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such exercise, then the Company shall, as soon as practicable, and in no event later than five Business Days after any exercise, and at its own expense, issue a new Warrant of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. With respect to partial exercises of this Warrant, the Issuer shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise.

(e)       Compensation for Buy-In on Failure to Timely Deliver Certificates upon Exercise. In addition to any other rights available to the Holder, if the Issuer fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Issuer shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Issuer was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of Common Shares that would have been issued had the Issuer timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Issuer. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing Common Shares upon exercise of this Warrant as required pursuant to the terms hereof.

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(f)       Transferability of Warrant. This Warrant may be transferred by a Holder, in whole or in part, without the prior written consent of the Issuer, (i) at any time, to an Affiliate of the Holder, or (ii) at any time following the Public Listing Date, to any Person. If transferred pursuant to this paragraph, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of Warrant Shares, each new Warrant to represent the right to purchase such number of Warrant Shares as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(g)       Continuing Rights of Holder. The Issuer will, at the time of, or at any time after, each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

(h)	Compliance with Securities Laws.

(i)       The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

(ii)       Except as provided in paragraph (iii) below, this Warrant and all certificates representing Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

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NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.

(iii)       The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer. Such proposed transfer will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration or qualification of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act or state securities laws covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act and the securities have been qualified under state securities laws, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five Trading Days. In the case of any proposed transfer under this Section 2(h), the Issuer will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section 2(h) shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other Section of this Warrant. Whenever a certificate representing the Warrant Shares is required to be issued to a the Holder without a legend, in lieu of delivering physical certificates representing the Warrant Shares, the Issuer shall cause its transfer agent to electronically transmit the Warrant Shares to the Holder by crediting the account of the Holder or Holder’s prime broker with DTC through its DWAC system (to the extent not inconsistent with any provisions of this Warrant or the Purchase Agreement).

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(i) Accredited Investor Status. In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

3.	Shares Fully Paid; Reservation and Listing of Shares; Covenants.

(a)       Shares Fully Paid. The Issuer represents, warrants, covenants and agrees that all Warrant Shares which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issuance upon exercise of this Warrant a number of authorized but unissued Common Shares equal to at least one hundred fifty (150%) of the number of Common Shares issuable upon exercise of this Warrant without regard to any limitations on exercise.

(b)       Reservation. If any Common Shares required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any Governmental Authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any Common Shares on any securities exchange or market it will, at its expense, list thereon, and maintain and increase when necessary such listing, of, all Warrant Shares from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Shares have been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued Warrant Shares which are at any time issuable hereunder, so long as any Common Shares shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

(c)       Covenants. The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Shares to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holder, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Common Shares, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

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(d)       Loss, Theft, Destruction of Warrant. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the number of Common Shares remaining available upon exercise of the Warrant which has been lost, stolen, destroyed or mutilated.

(e)       Payment of Taxes. The Issuer will pay all transfer and issuance taxes attributable to the preparation, issuance and delivery of this Warrant (and any replacement Warrants) including, without limitation, all documentary and stamp taxes attributable to the initial issuance of the Warrant Shares issuable upon exercise of this Warrant; provided, however, that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates representing Warrant Shares in a name other than that of the Holder in respect to which such shares are issued.

4.       Adjustment of Warrant Price. The price at which such Warrant Shares may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with the notice provisions set forth in Section 5.

(a)       Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. In the event that the Holder has elected not to exercise this Warrant prior to the consummation of a Change of Control, so long as the Surviving Corporation pursuant to any Change of Control is a company that has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, as amended, and its common shares are listed or quoted on a U.S. national securities exchange, the Surviving Corporation and/or each Person (other than the Issuer) which may be required to deliver any Securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant, including, without limitation, those under the Registration Rights Agreement (as defined below) (and if the Issuer shall survive the consummation of such Change of Control, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant), and (B) the obligation to deliver to such Holder such Securities, cash or property as, in accordance with the foregoing provisions of this Section 4(a), such Holder shall be entitled to receive, and the Surviving Corporation and/or each such Person shall have similarly delivered to such Holder an opinion of counsel for the Surviving Corporation and/or each such Person, which counsel shall be reasonably satisfactory to such Holder, or in the alternative, a written acknowledgement executed by the President or Chief Financial Officer of the Issuer, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 4(a)) shall be applicable to the Securities, cash or property which the Surviving Corporation and/or each such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto. If following such a Change of Control, the Surviving Corporation does not have a registered class of equity securities and common shares listed on a U.S. national securities exchange as described in the first sentence of this Section 4(a), then the Holder shall be entitled to receive compensation in accordance with the terms of Section 4.13 of the Purchase Agreement.

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(b)       Share Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i)        make or issue or set a record date for the holders of the Common Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Shares, Common Shares, or Common Shares,

(ii)        subdivide its outstanding Common Shares into a larger number of

(iii)        combine its outstanding Common Shares into a smaller number of then (1) the number of Common Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Common Shares which a record holder of the same number of Common Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Common Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Common Shares for which this Warrant is exercisable immediately after such adjustment.

(c)       Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the holders of the Common Shares for the purpose of entitling them to receive any dividend or other distribution of:

(i)        cash,

(ii)       any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Share Equivalents or Additional Common Shares), or

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(iii)       any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Share Equivalents or Additional Common Shares), then (1) the number of Common Shares for which this Warrant is exercisable shall be adjusted to equal the product of the number of Common Shares for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Shares at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Shares of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm mutually agreed upon by the Issuer and the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of Common Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Ordinary Shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Shares (other than a change in par value, or from par value to no par value or from no par value to par value) into Common Shares and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Shares of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding Common Shares shall be changed into a larger or smaller number of Common Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Common Shares within the meaning of Section 4(b).

(d)       Issuance of Additional Common Shares. In the event the Issuer shall at any time following the Public Listing Date issue any Additional Common Shares (otherwise than as provided in the foregoing subsections (b) through (c) of this Section 4), at a price per share less than the Warrant Price then in effect or without consideration, then the Warrant Price upon each such issuance shall be adjusted to the price equal to the consideration per share paid for such Additional Common Shares.

(e)       Issuance of Common Share Equivalents. In the event the Issuer shall at any time following the Public Listing Date take a record of the holders of its Common Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Issuer is the surviving corporation) issue or sell, any Common Share Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange shall be less than the Warrant Price in effect immediately prior to the time of such issue or sale, or if, after any such issuance of Common Share Equivalents, the price per share for which Additional Common Shares may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Warrant Price in effect at the time of such amendment or adjustment, then the Warrant Price then in effect shall be adjusted as provided in Section 4(d). No further adjustments of the number of Common Shares for which this Warrant is exercisable and the Warrant Price then in effect shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Common Share Equivalents.

(f)       Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of Common Shares for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

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(i)       Computation of Consideration. To the extent that any Additional Common Shares or any Common Share Equivalents (or any warrants or other rights therefor) shall be issued for cash consideration, the consideration received by the Issuer therefor shall be the amount of the cash received by the Issuer therefor, or, if such Additional Common Shares or Common Share Equivalents are offered by the Issuer for subscription, the subscription price, or, if such Additional Common Shares or Common Share Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Issuer for and in the underwriting of, or otherwise in connection with, the issuance thereof). In connection with any merger or consolidation in which the Issuer is the Surviving Corporation (other than any consolidation or merger in which the previously outstanding Common Shares of the Issuer shall be changed to or exchanged for the stock, ordinary or common shares, or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the non-surviving corporation as the Board may determine to be attributable to such Common Shares or Common Share Equivalents, as the case may be. The consideration for any Additional Common Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Issuer for issuing such warrants or other rights plus the additional consideration payable to the Issuer upon exercise of such warrants or other rights. The consideration for any Additional Common Shares issuable pursuant to the terms of any Common Share Equivalents shall be the consideration received by the Issuer for issuing warrants or other rights to subscribe for or purchase such Common Share Equivalents, plus the consideration paid or payable to the Issuer in respect of the subscription for or purchase of such Common Share Equivalents, plus the additional consideration, if any, payable to the Issuer upon the exercise of the right of conversion or exchange in such Common Share Equivalents. In the event of any consolidation or merger of the Issuer in which the Issuer is not the Surviving Corporation or in which the previously outstanding Common Shares of the Issuer shall be changed into or exchanged for the stock, ordinary or common shares, or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Issuer for stock, ordinary or common shares, or other securities of any corporation, the Issuer shall be deemed to have issued a number of Common Shares for stock, ordinary or common shares, or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock, ordinary or common shares, or securities or other property of the other corporation. In the event any consideration received by the Issuer for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board. In the event Common Shares are issued with other shares or securities or other assets of the Issuer for consideration which covers both, the consideration computed as provided in this Section 4(f)(i) shall be allocated among such securities and assets as determined in good faith by the Board.

(ii)       When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Common Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of Common Shares, as provided for in Section 4(b)) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than one percent of the Common Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

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(iii)       Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Shares shall be taken into account to the nearest one hundredth (1/100th) of a share.

(iv)       When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(g)       Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

5.       Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an “adjustment”), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to a national or regional accounting firm reasonably acceptable to the Issuer and the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto. The costs and expenses of the initial accounting firm shall be paid equally by the Issuer and the Holder and, in the case of an objection by the Issuer, the costs and expenses of the subsequent accounting firm shall be paid in full by the Issuer.

6.       Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

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7.       Ownership Cap and Exercise Restriction. Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of Common Shares to be issued pursuant to such exercise would exceed, when aggregated with all other Common Shares owned by such Holder and its Affiliates at such time, the number of Common Shares which would result in such Holder and its Affiliates beneficially owning (as determined in accordance with Section 12(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding Common Shares; provided, however, that upon a Holder of this Warrant providing the Issuer with sixty-one (61) days’ notice (pursuant to Section 12 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 7 with regard to any or all Common Shares issuable upon exercise of this Warrant, this Section 7 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice until the date that the Holder notifies the Issuer (pursuant to Section 12 hereof) that the Holder revokes the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the expiration of the Term, the Holder may waive this Section 7 by providing a Waiver Notice at any time during such sixty-one (61) day period.

8.       Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Additional Common Shares” means all Common Shares issued by the Issuer after the Public Listing Date, and all Other Common Shares, if any, issued by the Issuer after the Public Listing Date, except: (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holder unless the issuance of shares pursuant to the Purchase Agreement results in a lower adjusted price), (iii) the Warrant Shares, (iv) securities issued in connection with bona fide strategic license agreements, consulting agreements, or other partnering or technology development arrangements so long as such issuances are not for the purpose of raising capital, (v) Common Shares issued or the issuance or grants of options to purchase Common Shares pursuant to the Issuer’s option plans and employee equity purchase plans outstanding as they exist on the date of the Purchase Agreement or as subsequently approved by the Board provided that the number of Common Shares issued pursuant to such plans does not exceed five percent (5%) of the Common Shares outstanding, and (vi) any warrants issued to the finders, placement agents or their respective designees for the transactions contemplated by the Purchase Agreement or in subsequent offerings or placements. The exclusions set forth in this definition shall also apply to the issuance or sale of Common Share Equivalents.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

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“Board” shall mean the Board of Directors of the Issuer.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Issuer as in effect on the date hereof, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

“Change of Control” shall mean (i) the acquisition by any Person of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-issued and outstanding equity of the Company; (ii) the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction, whether or not the Company is the Surviving Corporation, other than a transaction which would result in the voting equity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Corporation) at least 50% of the voting shares of the Company or such Surviving Corporation immediately after such transaction; or (iii) the sale, transfer or disposition of all or substantially all of the business and assets of the Company to any Person.

“Common Share Equivalent” means any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Common Shares or any Convertible Security.

“Convertible Securities” means evidences of indebtedness, shares of Equity Capital or other Securities which are or may be at any time convertible into or exchangeable for Additional Common Shares. The term “Convertible Security” means one of the Convertible Securities.

“Equity Capital” means and includes (i) any and all ordinary shares, stock or other common or ordinary equity shares, interests, participations or other equivalents of or interests therein (however designated), including, without limitation, shares of preferred or preference shares,

(ii) all partnership interests (whether general or limited) in any Person which is a partnership,

(iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

“Governmental Authority” means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

“Holders” mean the Persons who shall from time to time own this Warrant or any one or more Warrants issued in replacement hereof in accordance with the terms hereof. The term “Holder” means one of the Holders.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Equity Capital or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

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“Other Common Shares” means any other Equity Capital of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Shares) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

“Person” means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

“Per Share Market Value” means on any particular date (a) the last closing bid price per Common Share on such date on a registered national stock exchange on which the Common Shares are then listed, or if there is no such price on such date, then the closing price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Shares are not listed or traded then on any registered national stock exchange, the last closing bid price for a Common Share in the over-the-counter market, as reported by the U.S. national securities exchange on which the Common Shares are traded at the close of business on such date, or (c) if the Common Shares are not then publicly traded the fair market value of a Common Share as determined by an Independent Appraiser selected in good faith by the Holder; provided, however, that the Issuer, after receipt of the determination by such Independent Appraiser, shall have the right to select an additional Independent Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any dividends, splits or other similar transactions during such period. The determination of fair market value by an Independent Appraiser shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any Common Shares, no consideration shall be given to any restrictions on transfer of the Common Shares imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

“Principal Market” means the U.S. national securities exchange on which the Company’s Common Shares are traded.

“Purchase Agreement” means the Share Purchase Agreement dated as of the date hereof, by and among the Issuer, GEM Yield Bahamas Limited and GEM Global Yield LLC SCS.

“Securities” means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. “Security” means one of the Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

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“Subsidiary” means any corporation at least 50% of whose outstanding Voting Shares shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

“Surviving Corporation” means (a) the corporation surviving or resulting from any merger, consolidation, reorganization, share exchange or similar corporate transaction involving the Company; (b) the direct or indirect parent company of such surviving corporation; or (c) an entity that acquires all or substantially all of the business and assets of the Company.

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means a day on which the Common Shares are traded on a the Principal Market; provided, however, that in the event that the Common Shares are not listed or quoted as set forth in the foregoing clause, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Voting Shares” means, as applied to the Equity Capital of any corporation, Equity Capital of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Equity Capital having such power only by reason of the happening of a contingency.

“Warrant Price” means the exercise price set forth in the first paragraph of this Warrant, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

“Warrant Share Number” means at any time the aggregate number of Warrant Shares which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

“Warrant Shares” means Common Shares issuable upon exercise of this Warrant.

9.	Other Notices. In case at any time:

(a)	the Issuer shall make any distributions to the holders of Common Shares; or

(b)	the Issuer shall authorize the granting to all holders of its Common Shares of rights to subscribe for or purchase any shares of Equity Capital of any class or other rights; or

(c)	there shall be any reclassification of the Equity Capital of the Issuer; or

(d)	there shall be any capital reorganization by the Issuer; or

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(e)	there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer’s property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Equity Capital shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly- owned Subsidiary); or

(f)	there shall be a voluntary or involuntary dissolution, liquidation or winding- up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Shares;

then, in each such case, the Issuer shall, to the extent permitted by law, give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. To the extent permitted by law, such notice shall be given at least twenty (20) days prior to the action in question and not less than five (5) days prior to the record date or the date on which the Issuer’s transfer books are closed in respect thereto. This Warrant entitles the Holder to receive copies of all financial and other information distributed or required to be distributed to the holders of the Common Shares.

10.       Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Holder.

11.       Governing Law; Jurisdiction. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Warrant to be drafted. The Issuer and the Holder agree that venue for any dispute arising under this Warrant will lie exclusively in the state or federal courts located in New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Issuer and the Holder irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Issuer and the Holder consent to process being served in any such suit, action or proceeding by sending by electronic mail a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 11 shall affect or limit any right to serve process in any other manner permitted by law. THE ISSUER AND THE HOLDER HEREBY AGREE THAT THE PREVAILING PARTY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE PURCHASE AGREEMENT, SHALL BE ENTITLED TO REIMBURSEMENT FOR REASONABLE LEGAL FEES FROM THE NON-PREVAILING PARTY. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

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12.       Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be delivered in writing by electronic mail, return receipt requested, properly addressed to the Party to receive the same. The email addresses for such communications shall be:

If to the Company:	Nxu, Inc. Attn: Mark Hanchett Email: mark@nxuenergy.com

If to GEM:	GEM Yield Bahamas Ltd. Attn: Christopher F. Brown, Manager Email: cbrown@gemny.com

With a copy (which shall not constitute notice) to:	Gibson, Dunn & Crutcher LLP Attn: Boris Dolgonos Email: bdolgonos@gibsondunn.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

13.       Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in New York, New York for the purpose of issuing Warrant Shares on the exercise of this Warrant pursuant to Section 2(b) above, exchanging this Warrant pursuant to Section 2(c) above or replacing this Warrant pursuant to Section 3(d) above, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14.       Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.       Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Issuer (including any Successor Company as set forth in the Purchase Agreement), the Holder hereof and (to the extent provided herein) the Holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Shares.

16.       Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

17

17.       Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

18.       Registration Rights. The Holder of this Warrant is entitled to the benefit of certain registration rights with respect to the Warrant Shares issuable upon the exercise of this Warrant pursuant to that certain Registration Rights Agreement, of even date herewith, by and among the Issuer and the Holder (the “Registration Rights Agreement”) and the registration rights with respect to the Warrant Shares issuable upon the exercise of this Warrant by any subsequent Holder may only be assigned in accordance with the terms and provisions of the Registration Rights Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.

NXU, INC. f/k/a ATLIS MOTOR VEHICLES, INC.

By:
Name: Title:

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EXERCISE FORM

WARRANT

NXU, INC. f/k/a ATLIS MOTOR VEHICLES, INC.

The undersigned                                   , pursuant to the provisions of the within Warrant, hereby elects to purchase               Common Shares covered by the within Warrant.

Dated:	Signature

Address

Number of Common Shares beneficially owned or deemed beneficially owned by the Holder on the date of exercise:

The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise

Cashless Exercise

If the Holder has elected a cash exercise, the Holder shall pay the sum of $                      by certified or official bank check (or via wire transfer) to the Issuer in accordance with the terms of the Warrant.

If the Holder has elected a cashless exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is                                . The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Per Share Market Value on the date of exercise, which product is                               .

Where:      X = Y - (A)(Y)

B

The number of Common Shares to be issued to the Holder                                          (“X”).

The number of Common Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised                                          (“Y”).

The Warrant Price                               (“A”).

The Per Share Market Value of one Common Shares                                                     (“B”).

ASSIGNMENT

FOR VALUE RECEIVED,                                    hereby sells, assigns and transfers unto the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint                              , attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED,                                   hereby sells, assigns and transfers unto                                   the right to purchase                         Warrant Shares evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                                  , attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature

Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-        canceled (or transferred or exchanged) this           day of                          ,           , Common Shares issued therefor in the name of                                   , Warrant No. W-               issued for            Common Shares in the name of                                   .

EXHIBIT C

FORM OF COMPANY CLOSING CERTIFICATE

[See attached.]

CLOSING CERTIFICATE

OF

ATLIS MOTOR VEHICLES, INC.

June 25, 2021

Reference is made to the Share Purchase Agreement (the “Purchase Agreement”), of even date herewith, by and among ATLIS MOTOR VEHICLES, INC., a Delaware corporation and having a principal place of business at 1828 N Higley Rd, Ste 116, Mesa, Arizona 85205, U.S.A. (the “Company”); GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL”). Capitalized terms not defined herein shall have the meanings given them in the Purchase Agreement.

Pursuant to Section 5.01 of the Purchase Agreement, the undersigned hereby certifies that he is a Director of the Company, and that, as such, he is authorized to execute and deliver this certificate in the name and on behalf of the Company in connection with the execution and delivery of the Purchase Agreement and that certain Registration Rights Agreement by and among the Parties, in each case as of even date herewith (collectively, the “Transaction Documents”), as well as the transactions contemplated thereby (the “Transactions”), to which this certificate relates, and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of action of the Board of Directors of the Company taken by written consent, dated , 2021 authorizing and ordering the Transactions and the Company’s performance thereof, as well as the execution and delivery of the Transaction Documents, this certificate, and other instruments ancillary thereto. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.	The Company is validly existing and in good standing under the laws of the State of Nevada, and there are no pending winding up, liquidation or dissolution actions or proceedings by or against the Company.

5.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement and each of the Transaction Documents on behalf of the Company.

Name	Position

Mark Hanchett	Chief Executive Officer

6.	The Company has all requisite corporate and legal power and authority to own and operate its assets and to carry on its business as it is now being conducted and to enter into and perform its obligations under the Transaction Documents.

7.	All corporate proceedings of the Company necessary to be taken in connection with the authorization, execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents have been duly taken, and all such authorizations are presently in effect.

8.	Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9.	The undersigned has made due inquiry of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

10.	The undersigned is duly authorized and empowered by all corporate action to make this certification on behalf and in the name of the Company.

11.	The registered office of the Company is located at 1828 N Higley Rd, Ste 116, Mesa, Arizona 85205, U.S.A. .

2

IN WITNESS WHEREOF, the undersigned, being the duly elected and acting Chief Executive Officer of the Company, has executed this certificate as of the date first set forth above.

ATLIS MOTOR VEHICLES, INC.

By:
Name: Mark Hanchett Its: Chief Executive Officer

[Signature Page to Company Closing Certificate]

EXHIBIT D

FORM OF COMPANY COMPLIANCE CERTIFICATE

[See attached.]

COMPLIANCE CERTIFICATE

OF

ATLIS MOTOR VEHICLES, INC.

Reference is made to that certain Share Purchase Agreement (the “Agreement”), dated as of June 25, 2021, by and among ATLIS MOTOR VEHICLES, INC., a Delaware corporation and having a principal place of business at 1828 N Higley Rd, Ste 116, Mesa, Arizona 85205, U.S.A (the “Company”); GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg (“Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL”). Terms capitalized but not defined herein have the meanings given them in the Agreement.

Pursuant to Section 5.03(d) of the Agreement, the undersigned director of the Company, for and on behalf of the Company, in his or her capacity as officer of the Company and not in any individual capacity, hereby certifies as follows:

This certificate is delivered together with a Draw Down Notice in connection with a Draw Down exercise. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and each other Transaction Document to be performed, satisfied or complied with by the Company at or prior to the Draw Down Exercise Date, and shall have performed, satisfied or complied with all of the same as of the Settlement Date in respect of the Draw Down for which this certificate and the related Draw Down Notice are delivered.

IN WITNESS WHEREOF, the undersigned, being a duly elected and acting officer of the Company, has executed this Compliance Certificate as of the date set forth below.

ATLIS MOTOR VEHICLES, INC.

By:
Title: Name:

Date:

EXHIBIT E

SHARE PURCHASE AGREEMENT FORM OF DRAW DOWN NOTICE

Reference is made to the Share Purchase Agreement dated as of [•], 2021, (the “Purchase Agreement”) by and among ATLIS MOTOR VEHICLES, INC., a [Delaware] corporation and having a principal place of business at [•], U.S.A; GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 412F, Route d’Esch, L-2086 Luxembourg; and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 6.01 of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount indicated below.

Draw Down Amount Requested:
Draw Down Pricing Period start date:
Draw Down Pricing Period end date:
Settlement Date:
Draw Down Threshold Price:
Dollar Amount and Number of Shares Currently Unissued under the Registration Statement:
Dollar Amount and Number of Shares Currently Available under the Aggregate Limit:

Dated:	By:	ATLIS MOTOR VEHICLES, INC.

Name: Title: Address:

EXHIBIT F

FORM OF CLOSING NOTICE

To:

Atlis Motor Vehicles, Inc.

[•]

[•]

Attention:

We refer to the share purchase agreement (the “Agreement”) dated [•], 2021 by and among us, GEM Global Yield LLC SCS and GEM Yield Bahamas Ltd., and yourselves and to the Draw Down Notice delivered to us on                            20     . Terms defined in the Agreement have the same meaning herein.

We hereby give you notice pursuant to Section 6.01(i) of the Agreement that we accept the Draw Down Notice, being              percent of the Draw Down Amount stated therein. [The reason that such number of Shares represents a smaller/greater number than the number of Shares set forth in the Draw Down Notice is as follows:                                                                                                                                                        .]

The average of the closing bid prices in the Draw Down Pricing Period (excluding any closing bid prices pursuant to Section 6.01(g)) is                    and the resulting Purchase Price is                   (       percent. of such average closing bid price). The aggregate Purchase Price pursuant to this Closing Notice is therefore             . Copy extracts from Bloomberg showing each of the closing bid prices during the Draw Down Pricing Period are attached.

Please deliver such Shares in accordance with the following instructions:

Electronic book entry transfer requested (check one): YES              NO

[CREST] Participant ID:

[CREST] Account ID:

Signed by:

Name:

Date:

For and on behalf of GEM GLOBAL YIELD LLC SCS